STATE OF SOUTH CAROLINA )                           THIRD LOAN MODIFICATION AND
                              )               EXTENSION AGREEMENT, CROSS-PLEDGE
COUNTY OF GEORGETOWN    )                            AND DEFAULT AGREEMENT, AND
                                                    MORTGAGE AMENDMENT AGREEMENT

      THIS THIRD LOAN MODIFICATION AND EXTENSION AGREEMENT, CROSS-PLEDGE AND DEFAULT AGREEMENT, AND MORTGAGE AMENDMENT AGREEMENT ("Agreement") is made and executed to be effective the 29th day of September, 1995, by and between NEW YORK LIFE INSURANCE COMPANY ("Lender" or "New York Life"), and BRUNNER COMPANIES INCOME PROPERTIES, L.P. I, a Delaware Limited Partnership ("Brunner" or "Borrower" or "Maker"), who hereby agree as follows:

                              W I T N E S S E T H :

      WHEREAS, Dayton & Associates XII, a South Carolina General Partnership, executed its certain Promissory Note ("Note") dated June 2, 1988, whereby it promised to pay to the order of New York Life Insurance Company the sum of One Million Six Hundred Thousand Dollars ($1,600,000.00), or so much thereof as may be advanced, with interest thereon at the rate of Nine percent (9.0%) per annum as defined in said Note; and

      WHEREAS, said Note is secured in whole or in part by a certain Mortgage, Assignment of Leases and Rents and Security Agreement ("Mortgage") recorded on June 1, 1988, in the Office of the Register of Mesne Conveyances for Georgetown County, in Mortgage Book 337 at Page 133 and Deed Book 388 at Page 235; and

      WHEREAS, simultaneously with the delivery of the Note and the Mortgage, Dayton & Associates XII executed and delivered to Lender an Assignment of Lessor's Interest in Lease(s) - with Assignment of Rents Income and Cash Collateral ("Assignment of Leases") recorded in the Office of the Register of Mesne Conveyances for Georgetown County in Book 288 at Page 224 on June 1, 1988; and likewise filed in said office a UCC Financing Statement #000463 on June 3, 1988; and likewise filed on June 2, 1988 UCC Financing Statement #88-029099 in the Office of the Secretary of State for South Carolina, ("UCC"); and

      WHEREAS, Dayton and Associates XII transferred the real property encumbered by said Loan and subject to the lien of the Mortgage to Brunner by general warranty deed recorded July 12, 1988 in the Office of the Georgetown County Clerk of Court in Book 294 at Page 94; and

      WHEREAS, the maturity date of the Note was extended and certain terms and conditions were modified by that certain Loan Modification and Extension Agreement and Mortgage Amendment dated effective June 10, 1993 and recorded September 21, 1993 in the Office of the Register of Mesne Conveyances for Georgetown County, South Carolina in Book 642 at Page 299 along with that certain UCC Financing Statement recorded in said Office on September 21, 1993 as Document No. 63-1 ("First Modification"); and

      WHEREAS, the maturity date on the Note was further extended and certain terms and conditions were modified through that certain Second Loan Modification and Extension Agreement and Mortgage Amendment dated effective June 10, 1994, and recorded December 29, 1994, in the Office of the Register of Mesne Conveyances for Georgetown County, South Carolina, in Book No. 742 at Page 248 ("Second Modification"); and

      WHEREAS, said Note, Mortgage, Assignment of Leases, UCC, First Modification and Second Modification, as further modified hereafter by this Agreement, are hereinafter sometimes referred to collectively as the "Georgetown Loan"; and

      WHEREAS, Brunner wishes to extend the maturity date of said Georgetown Loan until October 10, 1998, and modify and amend the Georgetown Loan in certain other particulars as hereinafter provided; and

      WHEREAS, Lender and Brunner have agreed to said modifications, amendments and extension of said Georgetown Loan under the terms and conditions hereafter set forth, and wish to document said modifications, amendments and extension by the execution and recording of this Agreement; and

      WHEREAS, Brunner and Lender are also currently successor borrower and lender respectively pursuant to that certain loan in the original principal sum of Seven Million and Fifty Thousand Dollars ($7,050,000.00) dated June 2, 1988, as secured by a Mortgage recorded in Mortgage Book 1936 at Page 273 in the Office of the Register of Mesne Conveyances for Greenville, South Carolina (the "RMC Office"), together with all related loan documents which Mortgage was modified by that certain Loan Modification and Extension Agreement and Mortgage Modification recorded in said RMC Office in Book 2442 at Page 240, and was further modified by the Second Loan Modification and Extension Agreement and Mortgage Amendment recorded in said RMC Office in Book 2632 at Page 104, and which is being further modified and amended simultaneously herewith (the "Greenville Loan"); and

      WHEREAS, Brunner and Lender are also currently successor borrower and lender respectively pursuant to that certain loan in the original principal sum of Eleven Million Four Hundred Thousand Dollars ($11,400,000.00) dated June 8, 1988, as secured by a Mortgage recorded in Mortgage Book 1052 at Page 198 and Deed Book 1041 at Page 64 in the Office of the Register of Mesne Conveyances for Aiken County, South Carolina (the "RMC Office"), together with all related loan documents which Mortgage was modified by that certain Loan Modification and Extension Agreement and Mortgage Amendment recorded in said RMC Office in Miscellaneous Book 718 at Page 337 along with that certain UCC Financing Statement Amendment Number 1453 also filed in said office in Mortgage Book 1579 at Page 104, and was further modified by that certain Second Loan Modification and Extension Agreement and Mortgage Amendment recorded in said RMC Office in Miscellaneous Book Volume 777 at Page 324, and which is being further modified simultaneously herewith (the "Aiken Loan").

      NOW, THEREFORE, Lender and Brunner in consideration of the sum of One and 00/100 Dollar ($1.00), the principal reduction of the Georgetown Loan by the amount of Fifty Thousand and 00/100 Dollars ($50,000.00), the additional cross-collateralization between and among the Georgetown Loan, the Greenville Loan and the Aiken Loan, and other good and valuable consideration paid by Brunner, the mutual covenants herein contained, the receipt and sufficiency of which is hereby acknowledged by all parties, do hereby agree to the modifications and amendments of the terms for payment of the indebtedness evidenced by said Note, and to the terms of collateral security for repayment thereof, as secured by said Mortgage and other Georgetown Loan documents, so that the same shall be due and payable as follows, and further agree to all matters hereinafter set forth:

      1. Incorporation of Recitals. The above recitals are incorporated into and made a part of this Agreement.

      2. Outstanding Principal Balance of Loan. The outstanding principal balance of the Georgetown Loan, after deducting a principal pay down of Fifty Thousand and 00/100 Dollars ($50,000.00) made simultaneously herewith, is One Million Five Hundred Twenty-Seven Thousand Four Hundred Thirty-One and 66/100 Dollars ($1,527,431.66) as of the date hereof. Concurrently with the execution of this Agreement, Brunner shall remit payments to Lender of $7,492.80, representing the per diem interest for the period from September 10, 1995 through September 28, 1995, and $4,200.44 representing the per diem interest for the period from September 29, 1995 through October 9, 1995, due and payable October 10, 1995.

      3. The New Maturity Date; Renewal Option. The New Maturity date of the Georgetown Loan shall be revised from June 10, 1995 to October 10, 1998. Moreover, Brunner shall have the option to renew the existing loan balance for an additional (2) years at an interest rate to be determined by Lender in its sole and absolute discretion, and the amortization schedule shall be recast to reflect a fifteen (15) year amortization schedule provided that (i) neither the Georgetown Loan nor the Greenville Loan or the Aiken Loan is in default, (ii) the loan to value does not exceed eighty-five percent (85%), and (iii) the debt coverage ratio is greater than or equal to 1.10, all of which to be determined by Lender in its sole and absolute discretion. Brunner shall notify Lender of its intention to renew the loan not earlier than one hundred twenty (120) days nor later than ninety (90) days prior to the New Maturity date of the Georgetown Loan.

      4. The Interest Rate; Monthly Payments; Principal Balance at Maturity. The interest rate for said Georgetown Loan shall remain at Nine percent (9.0%) per annum. The monthly installments shall be in the amount of Fourteen Thousand Three Hundred Four and No/100 Dollars ($14,304.00) due on the 10th day of each month, commencing with such installments upon the tenth day of November 1995, and continuing thereafter on the tenth day of each month to and including October 1998, at which time the principal balance and all other sums remaining unpaid on the Georgetown Loan shall be due and payable.

      5. Prepayment Provision. It is agreed that the Note for the Georgetown Loan shall be modified to provide the following prepayment privilege:

      Upon ninety (90) days written notice to New York Life, Maker may prepay the Note in full on any monthly installment due date provided there is paid, in addition to interest accrued to the date of such prepayment, a prepayment fee equal to the difference between the Loan Interest Rate and the Yield on U.S. Treasury Notes for a term equal to the remaining original loan term times the outstanding principal balance of the Georgetown Loan at the time of such prepayment multiplied by the number of years and any fraction thereof on the loan term as if there had been no prepayment. In no event shall the prepayment fee be less than one percent (1%). The prepayment fee is to be computed on the unpaid principal balance at the time of such prepayment.

      In the event the outstanding principal balance hereof shall become due and payable as a result of (a) an Event of Default (as such term is defined in the Mortgage) causing the acceleration under this Note or the Loan Documents, which Event of Default shall be conclusively deemed to be a willful default for purposes of avoiding the prepayment fee to which Holder is entitled; (b) the exercise by Maker or any other party having the right to redeem or to prevent a foreclosure of the Secured Property of any right of redemption or repayment under foreclosure laws or other action to prevent a foreclosure of the Secured Property; (c) an acceleration by Holder as a result of the sale or further encumbrance of the Secured Property in violation of the applicable provisions of the Mortgage; or (d) a casualty or condemnation with respect to the Secured Property; then, in such event, Maker shall pay the prepayment fee and to the extent permitted by law, such prepayment fee shall be calculated in the same manner as specified above; provided that in the event such prepayment fee is construed to be interest under the laws of the State of South Carolina in any circumstance, such payment shall not be required to the extent that the amount thereof, together with other interest payable hereunder, exceeds the maximum interest that may be lawfully charged under the laws of the State of South Carolina.

      6. Cross-Default and Cross-Collateralization. It is expressly understood and agreed that the occurrence of a default under the Greenville Loan or the Aiken Loan, or any document securing either of them, or a default under this Georgetown Loan, for which no right to notice or cure shall exist, shall constitute a cross default under each of the Greenville Loan, the Aiken Loan and the Georgetown Loan, and the rights of enforcement and other rights and remedies applicable to default shall be fully operative and applicable as to each and all of said Greenville Loan, Aiken Loan and Georgetown Loan. The Mortgage and other Loan Documents for the Georgetown Loan shall hereby be amended to add the description of the collateral from each of the Greenville Loan and the Aiken Loan to the collateral (Secured Property) securing the Georgetown Loan, which descriptions are as set forth on Exhibits "A" and "B" hereto, respectively, and which are incorporated into and made a part of this Agreement.

      7. Insurance. Section 1.03(F)(2) of the Georgetown Mortgage is hereby deleted and substituted in lieu thereof is the following revised Section 1.03(F)(2):

            (2) In the event of any such damage or destruction, Mortgagee shall have the option in its sole and absolute discretion and without regard to the adequacy of its security hereunder of applying all or part of the insurance proceeds (i) to the Indebtedness, whether or not then due, in the inverse order of maturity, or (ii) to the repair or restoration of the Improvements, or (iii) to cure any then current default under this Mortgage or the other Loan Documents, (iv) to reimburse the costs and expenses of Lender in connection with the recovery of such insurance proceeds, or (v) any combination of the foregoing.

      8. Insurance. Section 1.03(F) is further amended by adding the following provisions as new subsections:

      (4) Mortgagor's Use of Proceeds. In the event of any destruction to the Premises by fire or other casualty (except for any destruction which occurs during the last six (6) months of the loan term), the insurance proceeds shall be made available to the Mortgagor for repair and restoration after deducting and payment to Mortgagee of Mortgagee's costs of collection and disbursement of such proceeds, and any other deductions Mortgagee is entitled to under subsection (F)2 above, provided:

            (a)         The proceeds are deposited with Mortgagee;

            (b) No default shall have occurred and be continuing under the terms of any of the Loan Documents;

            (c) The insurance carrier does not deny liability to any named insured;

            (d) If Mortgagee so requests, Mortgagee is furnished with an estimate of the cost of restoration accompanied by a certificate of Mortgagee's Architect as to such costs;

            (e) The value of the Secured Property so restored or rebuilt shall be at least equal to what was originally erected;

            (f) Mortgagor furnishes Mortgagee with evidence reasonably satisfactory to Mortgagee that all Improvements so restored and/or reconstructed and their use shall fully comply with all (i) applicable easements, covenants, conditions, restrictions or other private agreements affecting the Premises, (ii) zoning and building laws, ordinances and regulations and (iii) all other applicable federal, state and municipal laws, regulations and requirements;

            (g) If the estimated cost of reconstruction exceeds the proceeds available, at Mortgagee's option, Mortgagor shall (i) furnish a bond of completion or provide such other evidence satisfactory to Mortgagee of Mortgagor's ability to meet such excess costs of (ii) deposit with Mortgages additional funds equal to such excess;

            (h) Mortgagee shall have received notice of destruction caused by such fire or other hazard from the Mortgagor within ten (10) days from the date thereof, which notice shall state the date of such fire or other hazard and a request to Mortgagee to make the insurance proceeds available to Mortgagor;

            (i) The aggregate monthly net income under all Leases remaining in full force and effect with respect to the Secured Property after restoration shall be in an amount sufficient to pay the monthly installments of principal and interest required to be paid upon the Obligations as well as all escrows for taxes and insurance as estimated by Mortgagee hereunder;

            (j)         All Leases remain in full force and effect; and

            (k) Mortgagee shall have determined that such damage or destruction is fully reparable prior to the Maturity Date (as defined in the Note).

      (5) Disbursement of the proceeds during the course of reconstruction shall be upon the certification of Mortgagee's Architect as to the cost of the work done and the conformity of the work to plans and specifications approved by Mortgagee, and evidence supplied by a title insurance company acceptable to Mortgagee that there are no liens arising out of the reconstruction or otherwise. Notwithstanding the above, a portion of the proceeds may be released prior to the commencement of reconstruction to pay for items approved by Mortgagee in its sole discretion. Disbursements shall be made within ten (10) business days after a request by Mortgagor. No payment made prior to the final completion of work shall exceed ninety percent (90%) of the value of the work performed from time to time, and at all times the undisbursed balance of said proceeds remaining with the Mortgagee must be at least sufficient to pay for the cost of completion of the work free and clear of liens. Final payment shall be upon a certification of Mortgagee's Architect as to completion in accordance with plans and specifications approved by Mortgagee.

      (6) At such time as Mortgagee's Architect shall certify to Mortgagee that the damaged or destroyed portion of the Secured Property has been put in a state of repair equivalent to or better than that existing prior to the date of such fire or other casualty, the work shall be deemed completed. With Mortgagee's prior written consent, which may be granted or withheld in Mortgagee's sole discretion; any certification required to be made by an architect or registered engineer may be made by a reputable contractor approved by Mortgagee. The balance of the insurance proceeds so deposited with Mortgagee after full disbursement in accordance with the terms herein, at the sole option of Mortgagee, shall be either (a) returned to Mortgagor, it being understood that such obligation or reimbursement shall not exceed the amount of insurance proceeds for such restoration and/or repair, or (b) applied to the payment of installments of the Obligations in inverse order of maturity whether or not such installments shall be due and payable.

      (7) In all cases where any destruction to the Secured Property by fire or other casualty occurs during the last six (6) months of the loan term, or in Mortgagee's sole judgment, Mortgagor is not proceeding with the repair or restoration in a manner that would entitle Mortgagor to have the proceeds disbursed to it, or for any other reason Mortgagee determines in its sole judgment that Mortgagor shall not be entitled to such proceeds pursuant to the terms of this Mortgage, Mortgagee shall have the options set forth in subsection F(2) above.

      (8) Under no circumstances shall Mortgagee become personally liable for the fulfillment of the terms, covenants and conditions contained in any of the Leases or obligated to take any action to restore the Secured Property.


      9. Covenants Regarding Hazardous Substances. Sections 1.10 and 1.13(B) of the existing Georgetown Mortgage are hereby deleted in their entirety and in lieu thereof is substituted the following:

      1.10  A.          Mortgagor's Representations, Warranties &
                        Covenants.

            To the best of Mortgagor's actual knowledge, Mortgagor represents, warrants and covenants that Hazardous Materials are not being used, on, from, or affecting the Secured Property in any manner and, to the best of Mortgagor's actual knowledge, no prior owner of the Secured Property or any tenant, subtenant, prior tenant or prior subtenant has used "Hazardous Materials" as such term is hereinafter defined, on, from, or affecting the Secured Property, in any manner. Mortgagor represents warrants and covenants: (i) that the Secured Property is in compliance with all Environmental Laws (as hereafter defined); (ii) that there are no conditions existing currently or reasonably likely to exist during the term of this Mortgage which would subject Mortgagor to damages, penalties, injunctive relief or cleanup costs under any Environmental Laws as such term is hereinafter defined, or assertions thereof, or which require or are likely to require cleanup, removal, remedial action or other response pursuant to Environmental Laws by Mortgagor; (iii) that Mortgagor is not a party to any litigation or administrative proceedings, nor so far as is known by Mortgagor is any litigation or administrative proceeding threatened against it, which asserts or alleges that Mortgagor has violated or is violating Environmental Laws or that Mortgagor is required to clean up, remove or take remedial or other responsive action due to the disposal, depositing, discharge, leaking or other release of any hazardous substances or materials; (iv) that neither the Secured Property nor Mortgagor is subject to any judgment, decree, order or citation related to or arising out of Environmental Laws or has been named or listed as a potentially responsible party by any governmental body or agency in a matter arising under any Environmental Laws; (v) that no permits, licenses or approvals material to the ownership or operation of the Secured Property are required under Environmental Laws relative to the Secured Property, or any portion of the Secured Property; and,
      (vi) to the best of Mortgagor's knowledge, there are not now, nor to the best of Mortgagor's knowledge after due and diligent inquiry have there ever been materials stored, deposited, treated, recycled or disposed of, on, under or at the Secured Property (or tanks or other facilities thereon containing such materials) which materials or contained materials, if known to be present at the Secured Property or present in soils or ground water, would require cleanup, removal or some other remedial action under Environmental Laws. Mortgagor shall promptly advise Mortgagee in writing of any Hazardous Materials claims which are hereafter asserted, or if Borrower obtains knowledge of any discharge, release, or disposal of any Hazardous Materials in, on, under or about the Secured Property, or that any condition described hereinabove has occurred.

            B.  Definition "Environmental Laws".

         Wherever used in this Mortgage and/or the Loan Instruments, the term, "Environmental Laws" shall mean the Comprehensive Environmental Response Compensation and Liability Act as amended, 42 U.S.C. Section 9601, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq.; any so-called "Superfund" or "Superlien" law or any other federal, state, local and foreign laws or regulations, codes, plans, orders, decrees, judgments, injunctions, notices or demand letters issued, promulgated or entered thereunder relating to pollution or protection of the environment, (collectively "Environmental Laws"), including without limitation, Environmental Laws relating to reclamation of land and waterways and Environmental Laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes or otherwise relating to worker health and safety or public health and safety, in each case material to the ownership or operation of the Secured Property. Neither the Mortgagor nor, to the best knowledge and belief of the Mortgagor, any other person has ever caused or knowingly permitted, in violation of law, any Hazardous Materials to be placed, held, located or disposed of, on, under or at the Secured Property or any part thereof, or any other real property legally or beneficially owned (or any interest or estate which is owned) by the Mortgagor in any state now or hereafter having in effect a so-called "Superlien" law or ordinance or any part thereof (the effect of which would be to create a lien on the Secured Property to secure any obligation in connection with the real property in such state), and neither the Secured Property, nor any part thereof, nor any other real property legally or beneficially owed (or any interest or estate therein which is owned) by the Mortgagor in any state now or hereafter having in effect a so-called "Superlien" law or ordinance or any part thereof, has ever been used (whether by the Mortgagor, to the best knowledge of the Mortgagor, by any other person) as a dump site or storage (whether permanent or temporary) site for any Hazardous Materials. Mortgagor further represents and warrants that neither Mortgagor nor, to the best knowledge and belief of Mortgagor, any other person has ever caused or knowingly permitted any asbestos or under-ground, storage facility to be located on the Secured Property. Mortgagor further represents and warrants that neither Mortgagor nor, to the best knowledge or belief of Mortgagor having made no investigation, any other person has discovered any occurrence or condition on any real property adjoining or in the vicinity of the Secured Property that could cause the Secured Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of the Secured Property under any federal, state local law, ordinance or regulation relating to Hazardous Materials.

            C.  Environmental Indemnification of Mortgagee.

            Mortgagor hereby indemnifies and agrees to defend, protect and hold Mortgagee, its partners, employees and agents, and any successor, successors, or assigns to Mortgagee's interest in the chain of title to the Secured Property, harmless from and against any and all losses, liabilities, fines, charges, damages, injuries, penalties, response and investigation costs, costs, expenses and claims of any and every kind whatsoever paid, incurred or suffered by or asserted against Mortgagee including without limitation, (a) any loss in value of the improvements, (b) all foreseeable consequential damages; (c) the costs of any required or necessary repair, cleanup or detoxification of the Secured Property, and the preparation and implementation of any closure, remedial or other required plans; and (d) all reasonable costs and expenses incurred by Mortgagee in connection with clauses (a), (b) and (c) hereof, including but not limited to, reasonable attorneys' fees and fees of any and all other consultants, experts and engineers and witnesses (expert and otherwise) for, with respect to, or as a direct or indirect result of (i) the presence on or under, or the escape, seepage, leakage, spillage, emission, discharge or release from, the Secured Property or any other property legally or beneficially owned (or any interest or estate which is owned) by Mortgagor of any Hazardous Material (as hereinafter defined) (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under, through or as a result of any Environmental Laws relating to or imposing liability or standards of conduct concerning any Hazardous Material), or (ii) the presence of any asbestos on the Secured Property (including, without limitation, the cost of relocating tenants and the cost of removal) regardless of whether caused by, or within the control of, Mortgagor, or any predecessor in title or any employees, agents, contractors or subcontractors of Mortgagor, or any third persons at any time, occupying or present on the Secured Property, or arising out of or related to any breach of Mortgagor's obligations under this Mortgage. Any of such activities were or will be undertaken in accordance with Environmental Laws. For the purposes of this Mortgage, the term "Hazardous Material" means and includes any flammable explosives, radioactive materials, or hazardous, toxic or dangerous waste, substance or related material including, but not limited to, substances defined as such in (or for purposes of) the Environmental Laws regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect. The indemnification and hold harmless agreement of Mortgagor contained herein shall survive the repayment of all sums due under the Loan Documents and the discharge and satisfaction of this Mortgage of transfer of title to Mortgagee or any third party by foreclosure or otherwise.

            D.  Compliance With Environmental Laws.

            Mortgagor shall keep and maintain the Secured Property in compliance with and shall not cause or permit the Secured Property to be in violation of any Environmental Laws or any federal, state or local laws relating to hygiene or to the environmental conditions on, under or about the Secured Property including, but not limited to, soil and ground water conditions. Mortgagor shall not use, generate, manufacture, store, dispose or permit to exist in, on, under or about the Secured Property any Hazardous Material. Mortgagor hereby agrees at all times to comply fully and in a timely manner with, and to cause all of its employees, agents, contractors and subcontractors and any other persons occupying or present on the Secured Property to so comply with all Environmental Laws applicable to the use, generation, handling, storage, treatment, transport, storage, manufacture and disposal of any Hazardous Material now or hereafter located or present on or under the Secured Property, including, but not limited to any underground storage tanks.

            E.  Written Consent for Environmental Action.

            Without Mortgagee's prior written consent, Mortgagor shall not take any remedial action in response to the presence of any Hazardous Materials, on, under, or about the Secured Property, nor enter into any settlement agreement, consent decree, or other compromise in respect to any Hazardous Materials claims, which remedial action, settlement, consent or compromise might, in Mortgagee's sole judgment, impair the value of Mortgagee's security hereunder; provided, however, that Mortgagee's prior consent shall not be necessary in the event that the presence of any Hazardous Material on, under, or about the Secured Property either poses an immediate threat to the health, safety or welfare of any individual or is of such a nature that an immediate remedial response is necessary and it is not possible to obtain Mortgagee's consent before taking such action, provided that in such event Mortgagor shall notify Mortgagee as soon as practicable of any action so taken. Mortgagee agrees not to withhold its consent where such consent is required hereunder, if either (a) a particular remedial action is ordered by a court of competent jurisdiction, or (b) Mortgagor establishes to the reasonable satisfaction of Mortgagee that there is no reasonable alternative to such remedial action which would result in less impairment of Mortgagee's security hereunder.

            F.  Mortgagee's Right to Contest Environmental Claims.

            Mortgagee shall have the right, but not the obligation, to join and participate in, as a party if it so elects, any legal proceeding or actions initiated by any person or entity in connection with any Hazardous Materials claims and in such case, to have its reasonable attorneys' fees and costs incurred in connection therewith paid by Mortgagor.

      10. Audits. Section 1.06(B) of the Georgetown Mortgage shall be amended by adding at the end of the existing sentence, the additional words "at Mortgagor's expense".

      11. Compliance with Laws. Section 1.11(K) of the Georgetown Mortgage is amended by adding at the conclusion thereof the following additional provisions:

            Mortgagor shall comply with any and all state and federal legislation relating to environmental protection and such other legislation, rules and regulations as are in or may come into effect and apply them to Mortgagor, Mortgagee, this Loan Transaction or the Secured Property or occupancy users thereof, whether as lessees, tenants, licensees or otherwise. Mortgagor does agree to indemnify and hold Mortgagee harmless against any and all claims, costs or expenses relating to such environmental protection, real estate taxes, insurance premiums, as well as fraud, material misrepresentation or misappropriation of funds notwithstanding any exculpation or non-recourse provision in the Loan Documents.

      12. Further Sales or Encumbrances. Section 1.12(B) of the Georgetown Mortgage is modified by adding to the initial paragraph at the conclusion thereof, the following additional provisions:

            For purposes of this paragraph, the following shall also be deemed to constitute a transfer of the Secured Property, whether made directly or through an intermediary:

            (i) If Mortgagor is a corporation, a transfer or disposition of more than fifty percent (50%) of the outstanding voting stock of Mortgagor; or

            (ii) If Mortgagor is a partnership, a transfer of disposition of any interest of any general partner in Mortgagor.


Notwithstanding the foregoing, however, Mortgagor shall be permitted the one-time right to transfer title to the Secured Property to an affiliated entity in which the general partner is the current general partner of Mortgagor.

      13. Covenants Regarding Tenant Improvement, Leasing Commissions, Capital Improvements and Debt Service Shortfall Escrow Account. Brunner covenants and agrees that within fifteen (15) days following the end of each calendar quarter commencing January 1, 1996, Brunner shall deposit or cause to be deposited into an account maintained at a commercial bank (the "Depository") acceptable to Lender all Net Cash Flow as hereinafter defined, generated from the use and operation of the Secured Property, during the immediately preceding calendar quarter (the "Escrow Account"). Proof of such deposit, in the form of either a copy of the deposit slip or a statement from the Depository, shall be submitted to Lender no later than twenty (20) days following the end of each calendar quarter. Provided that the Georgetown Loan is not in default, the funds on deposit in the Escrow Account shall from time to time be applied by Depository or disbursed to Brunner to pay for tenant improvements, leasing commissions, capital improvements and/or debt service shortfall. Additionally, a maximum amount calculated at two percent (2%) of the total collected revenue shall be deducted from Net Cash Flow to be applied to the payment of partnership operating costs.

      "Income" shall mean all rents, income and profits received on a cash basis by Brunner from the Secured Property.

      "Net Cash Flow" shall mean Income less operating expenses. Operating expenses shall include a property management fee not to exceed three percent (3%) of the total base rental income and expense reimbursements.

      Within fifteen (15) days after the end of each calendar quarter, Brunner shall submit to Lender a statement of Net Cash Flow for the preceding quarter, certified to be true and accurate by an officer of Brunner. Additionally, within fifteen (15) days after the end of each calendar year Brunner shall submit to Lender a statement of New Cash Flow for the preceding year, certified to be true and accurate by an officer of Brunner.

      Funds in the Escrow Account are to be used for costs incurred relating to tenant improvements, leasing commissions, capital improvements and potential debt service shortfall. Additionally a maximum amount calculated at two percent (2%) of the total collected revenue may be deducted from Net Cash Flow to be applied to the payment of partnership operating costs.

      For disbursements (as hereinafter defined) to be made, the following conditions must be met:

      (A) All work shall be performed in a good and workmanlike manner, using materials of at least standard grade and quality, to the satisfaction of Lender in its sole discretion, free and clear of any claims or liens for labor and materials.

      (B) The deposits shall be held in an escrow account satisfactory to Lender and by a Depository acceptable to Lender as assurance of the performance of the work. Interim disbursements (each a "Disbursement") of the Escrow Account shall be made to Brunner for not less than Five Thousand and 00/100 Dollars ($5,000.00) per request and no more often than one time per calendar quarter. Lender shall direct Depository to make Disbursements conditioned upon the following:

            (1) There is no default under this Georgetown Loan, the Greenville Loan or the Aiken Loan and Brunner shall deliver to Lender a certificate to such effect signed by an authorized officer of Brunner;

            (2)         Lender's receipt and approval of the following:

                        (a) A Breakdown of the Disbursement among the tenant improvements, leasing commissions, capital improvements, debt service shortfall and partnership operating costs.

                        (b) Lease(s) pertaining to the specific portions of the Secured Property affected, subject to all of the requirements set forth under "Occupancy Leases and Certified Rent Roll" contained in the Mortgage Loan Application/Commitment.

      (C) Further, prior to any subsequent Disbursements, Lender shall receive evidence of satisfactory completion of tenant improvements, capital improvements, and payment of leasing commissions relating to the previous Disbursement. Such evidence shall include the following:

            (1)         Copies of the paid receipts related to the Disbursement.

            (2) A copy of executed lien waivers signed by the leasing agents, contractor(s) and/or subcontractor(s) paid from the Disbursement and certificates of occupancy if required by the local municipality.

            (3)         An inspection of the premises, at the option of Lender.
                        The fees and expenses incurred for such inspections shall be paid by Brunner.

      (D) All cost and expenses associated with the Escrow Account are to be borne by Brunner. In the event of a default in the Loan Documents, Lender in its sole discretion will either apply the funds in reduction of principal or apply the funds towards any outstanding tenant improvement costs, leasing commissions or capital improvements.

      Brunner does hereby designate First Union National Bank of South Carolina, One Insignia Financial Plaza, Greenville, South Carolina 29601; P.O. Box 1329, Greenville, South Carolina 29602, as the proposed Depository for Lender's approval, and Lender does hereby approve such designation.

      14. Force and Effect. It is agreed that said Note, Mortgage, Assignment of Leases, UCC, First Modification and Second Modification, except as expressly modified, altered or extended by this Agreement, shall be and remain in full force and effect, and all of the terms of said documents as well as those additional terms created hereby have been assumed by Brunner.

      15. Borrower's Covenant of Payment and Compliance. Brunner, in consideration of the above modifications, amendments and extension and of One and 00/100 Dollar ($1.00) paid by Lender (the receipt and sufficiency of which is hereby acknowledged), and of the mutual covenants and agreements herein contained, does hereby covenant and agree to pay said principal sum, and interest as set forth in this Agreement, and to comply with the other terms of said Note, Mortgage, and Assignment of Leases, First Modification, Second Modification and the provisions of this Agreement.

      16. Effect of Agreement. The Parties hereto agree that the execution of this Agreement shall not release any guarantor, maker or other party of said Note or Mortgage or any undertaking in connection therewith, nor shall this Agreement effect any release of any collateral given at any time to secure payment of said Note or said other undertaking.

      17. Brunner Representation as to Consent. Brunner represents that no consent of any person, firm or corporation, not a party hereto, is required for the effectiveness of this Agreement and Brunner agrees to indemnify and hold harmless the Lender from or against any and all loss, damage or liability whatever, including attorney's fees, arising out of the failure to obtain consent of any person not a party hereto.

      18. Rate of Interest. It is agreed that nothing herein shall mean or be construed to mean to call for a rate of interest in excess of that allowed to be charged by the laws of the State of South Carolina; and that if the provisions hereof should be determined to call for a rate of interest in excess of the maximum rate allowed by said laws as to any person, firm or corporation, then immediately or without necessity of any further action, the interest rate herein provided shall, as to such person, firm or corporation, be immediately reduced by that amount necessary to eliminate said excess.

      19. Binding Nature of Agreement. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto, their heirs, successors and assigns.


      IN WITNESS WHEREOF, we have hereunto set our hands and seals the day and year first above written.

SIGNED, SEALED AND DELIVERED
IN THE PRESENCE OF:                       LENDER:

                                          NEW YORK LIFE INSURANCE COMPANY

/s/ Yvett J. Eaddy                        By:   /s/ Patricia J. Hudson


/s/ Kim Goldberg                          Attest: /s/ Michael Salabella




                                          BRUNNER:

                                          Brunner Companies Income
                                          Properties, L.P. I, a Delaware
                                          Limited Partnership

                                          By: Brunner Management Limited
                                              Partnership, General Partner

                                          By: 104 Management Inc.,
                                              General Partner


/s/ Douglas G. Brown                      By:   /s/ Robert D. Long, Jr.


/s/ Jennifer L. Hester                    Attest: /s/ Rachel Thompson


                                          Attest: /s/ Kelley M. Buechler
                                                Kelley M. Buechler
                                                Assistant Secretary



STATE OF NEW YORK
                                   A C K N O W L E D G E M E N T
COUNTY OF NEW YORK

      I Mardeen Freeman, do hereby certify that Patricia J. Hudson, as duly authorized Real Estate Vice President of NEW YORK LIFE INSURANCE COMPANY, on behalf of the corporation, personally appeared before me this day and acknowledged the due execution of the foregoing instrument, and that Patricia
J. Hudson, as duly authorized Real Estate Vice President of the corporation personally appeared before me this day and acknowledged his/her attestation to the foregoing instrument.

      WITNESS my hand and official seal this 3rd day of October, 1995.


/s/ Mardeen Freeman           (SEAL)
Notary Public for New York
My Commission Expires:6/3/97





STATE OF SOUTH CAROLINA )
                              )     A C K N O W L E D G E M E N T
COUNTY OF GEORGETOWN    )

      I, Jennifer L. Hester, do hereby certify that Rob D. Long,Jr., as a duly authorized officer of 104 Management, Inc., on behalf of 104 Management, Inc. in its capacity as General Partner of Brunner Management Limited Partnership, General Partner of Brunner Companies Income Properties, L.P. I, personally appeared before me this day and acknowledged the due execution of the foregoing instrument and that Rob D. Long, Jr., a duly authorized officer of 104 Management, on behalf of 104 Management Inc. in its capacity as General Partner of Brunner Management Limited Partnership, General Partner of Brunner Companies Income Property, L.P. I, personally appeared before me and acknowledged his/her attestation of the foregoing instrument.

      WITNESS my hand and official seal this 29  day of September, 1995.



/s/ Jennifer L. Hester           (SEAL)
Notary Public for South Carolina
My Commission Expires: 3/12/01